                                                                    Exhibit 25.1


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM T-1


                            Statement of Eligibility
                     Under the Trust Indenture Act of 1939
                     of a Corporation Designated to Act as
                                    Trustee


                      Check if an Application to Determine
                  Eligibility of a Trustee Pursuant to Section
                           305(b)(2) _______________


                         HARRIS TRUST AND SAVINGS BANK
                               (Name of Trustee)

        Illinois                                         36-1194448
(State of Incorporation)                    (I.R.S. Employer Identification No.)


                111 West Monroe Street; Chicago, Illinois  60603
                    (Address of principal executive offices)


               Carolyn C. Potter, Harris Trust and Savings Bank,
                111 West Monroe Street; Chicago, Illinois, 60603
                                  312-461-2531
           (Name, address and telephone number for agent for service)


                        TRANSAMERICA FINANCE CORPORATION
                               (Name of obligor)

         Delaware                                        95-1077235
(State of Incorporation)                    (I.R.S. Employer Identification No.)


                            1150 South Olive Street
                         Los Angeles, California  90015
                    (Address of principal executive offices)

                                Debt Securities
                        (Title of indenture securities)

1.   GENERAL INFORMATION.  Furnish the following information as to the Trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          Commissioner of Banks and Trust Companies, State of Illinois, Springfield, Illinois; Chicago Clearing House Association, 164 West Jackson Boulevard, Chicago, Illinois; Federal Deposit Insurance Corporation, Washington, D.C.; The Board of Governors of the Federal Reserve System,Washington, D.C.

     (b)  Whether it is authorized to exercise corporate trust powers.

          Harris Trust and Savings Bank is authorized to exercise corporate trust powers.

2. AFFILIATIONS WITH OBLIGOR. If the Obligor is an affiliate of the Trustee, describe each such affiliation.

          The Obligor is not an affiliate of the Trustee.

3. thru 15.

          NO RESPONSE NECESSARY

16.  LIST OF EXHIBITS.

     1. A copy of the articles of association of the Trustee is now in effect which includes the authority of the trustee to commence business and to exercise corporate trust powers.

        A copy of the Certificate of Merger dated April 1, 1972 between Harris Trust and Savings Bank, HTS Bank and Harris Bankcorp, Inc. which constitutes the articles of association of the Trustee as now in effect and includes the authority of the Trustee to commence business and to exercise corporate trust powers was filed in connection with the Registration Statement of Louisville Gas and Electric Company, File No. 2-44295, and is incorporated herein by reference.

     2. A copy of the existing by-laws of the Trustee.

        A copy of the existing by-laws of the Trustee was filed in connection with the Registration Statement of Hillenbrand Industries, Inc., File No. 33-44086, and is incorporated herein by reference.

     3. The consents of the Trustee required by Section 321(b) of the Act.

          (included as Exhibit A on page 2 of this statement)

     4. A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.

          (included as Exhibit B on page 3 of this statement)

                                   SIGNATURE


Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HARRIS TRUST AND SAVINGS BANK, a corporation organized and existing under the laws of the State of Illinois, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 7th day of March, 1995.

HARRIS TRUST AND SAVINGS BANK


By: /s/ Carolyn C. Potter
   --------------------------------
     Carolyn C. Potter
     Assistant Vice President


EXHIBIT A

The consents of the trustee required by Section 321(b) of the Act.

Harris Trust and Savings Bank, as the Trustee herein named, hereby consents that reports of examinations of said trustee by Federal and State authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

HARRIS TRUST AND SAVINGS BANK


By: /s/ Carolyn C. Potter
   -------------------------------
     Carolyn C. Potter
     Assistant Vice President

                                                                       EXHIBIT B

Attached is a true and correct copy of the statement of condition of Harris Trust and Savings Bank as of December 31, 1994, as published in accordance with a call made by the State Banking Authority and by the Federal Reserve Bank of the Seventh Reserve District.

                      [LOGO OF HARRIS BANK APPEARS HERE]

                         Harris Trust and Savings Bank
                             111 West Monroe Street
                            Chicago, Illinois  60603

of Chicago, Illinois, And Foreign and Domestic Subsidiaries, at the close of business on December 31, 1994, a state banking institution organized and operating under the banking laws of this State and a member of the Federal Reserve System. Published in accordance with a call made by the Commissioner of Banks and Trust Companies of the State of Illinois and by the Federal Reserve Bank of this District.

                         Bank's Transit Number 71000288

                                                                THOUSANDS
                 ASSETS                                         OF DOLLARS
Cash and balances due from depository
 institutions:
        Non-interest bearing balances                             $ 1,226,753
         and currency and coin............                        $   732,083
        Interest bearing balances.........
Securities:...............................
a.  Held-to-maturity securities                                   $   718,072
b.  Available-for-sale securities                                 $ 1,795,896
Federal funds sold and securities
 purchased under agreements to resell in
 domestic offices of the bank
 and of its Edge and Agreement
 subsidiaries, and in IBF's:
        Federal funds sold................                        $   374,200
        Securities purchased under
         agreements to resell.............                        $     9,831
Loans and lease financing receivables:
        Loans and leases, net of
         unearned income.................. $   6,371,039
        LESS:  Allowance for loan and
         lease losses..................... $      90,492
                                           -------------

        Loans and leases, net of
         unearned income, allowance,
         and reserve
        (item 4.a minus 4.b)..............                        $ 6,280,547
Assets held in trading accounts...........                        $   169,830
Premises and fixed assets (including
 capitalized leases)......................                        $   136,703
Other real estate owned...................                        $     1,780
Investments in unconsolidated
 subsidiaries and associated companies....                        $        37
Customer's liability to this bank on
 acceptances outstanding..................                        $    69,447
Intangible assets.........................                        $    24,851
Other assets..............................                        $   403,300
                                                                -------------

TOTAL ASSETS                                                      $11,944,330
                                                                =============

                                  LIABILITIES
Deposits:
  In domestic offices.....................                        $ 4,529,148
  Non-interest bearing....................   $   2,659,945
  Interest bearing........................   $   1,869,203
  In foreign offices, Edge and
   Agreement subsidiaries, and IBF's......                        $ 2,486,418
  Non-interest bearing....................   $      31,903
  Interest bearing........................   $   2,454,515

Federal funds purchased and securities
 sold under agreements to repurchase in
 domestic offices of the bank and of
 its Edge and Agreement subsidiaries,
 and in IBF's:
  Federal funds purchased.........................       $ 1,179,441
  Securities sold under agreements to
   repurchase.....................................       $ 1,643,381
Trading Liabilities                                      $   149,363
Other borrowed money:.............................
a.  With original maturity of one year                   $   667,231
    or less                                              $    14,268
b.  With original maturity of more than
    one year
Bank's liability on acceptances
 executed and outstanding                                $    69,447
Subordinated notes and debentures.................       $   235,000
Other liabilities.................................       $   240,902
                                                       -------------
TOTAL LIABILITIES                                        $11,214,599
                                                       =============

                                EQUITY CAPITAL
Common stock......................................       $   100,000
Surplus...........................................       $   275,000
a.  Undivided profits and capital
    reserves......................................       $   375,032
b.  Net unrealized holding gains
    (losses) on available-for-sale securities               ($20,301)


TOTAL EQUITY CAPITAL                                     $   729,731

Total liabilities, limited-life
 preferred stock, and equity capital..............       $11,944,330
                                                       =============

  I, Paul Skubic, Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                  PAUL SKUBIC
                                    1/27/95

  We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and, to the best of our knowledge and belief, has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and the Commissioner of Banks and Trust Companies of the State of Illinois and is true and correct.

          DONALD S. HUNT,
          RICHARD E. TERRY,
          JAMES J. GLASSER,
                                                                      Directors.



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